SOFTWARE CO-MARKETING AGREEMENT

This Agreement is entered into by and between Lucent Technologies, Inc., with a place of business at 211 Mt. Airy Rd., Basking Ridge NJ 07920 (hereinafter called LUCENT) and Spanlink Communications, Inc. with a place of business at One Main Street SE, Minneapolis, MN 55414 (hereinafter called SPANLINK).

The effective date of this Agreement shall be the later of the dates this Agreement has been executed by the respective parties.

ARTICLE 1 - RECITALS

WHEREAS, SPANLINK and LUCENT have agreed to the contractual terms regarding PRODUCT in the "Software Acceptance and Distribution Agreement" dated 12/31/96 and all accompanying Exhibits; and

WHEREAS, SPANLINK and LUCENT have agreed to addition business terms and co-marketing arrangements regarding said PRODUCT that do not appear in said Agreement; and

WHEREAS, SPANLINK and LUCENT wish to formalize these business commitments between said two parties;

NOW, THEREFORE, in considerations of the foregoing recitals and the covenants and conditions set forth in this Agreement, the parties agree as follows:

ARTICLE 2 - SALES REPORTING

LUCENT shall use its best efforts to provide SPANLINK with marketing demographic information and general sales information for the purposes of improving the overall PRODUCT. The information most specifically relevant includes:

         * the most recent CONVERSANT Solutions for Definity Call Centers customer list geographically broken only by customer company name, city, state and/or country;

         * the most recent Customer Assist Care Center CI installation list geographically broken only by customer company, name, city, state and/or country;

         * quarterly Customer Assist Care Center customer list geographically broken only by customer company name, city, state and/or country;

         * quarterly analysis of buyer demographics (i.e. type of call centre, number of employees, size of company, etc.) both domestically and internationally to the best of LUCENT'S ability;

         * quarterly updated list of LUCENT sales source identities (direct sales representatives, LUCENT affiliates, LUCENT distributors, etc.) both domestically as well as internationally.

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This information shall not be used inappropriately by SPANLINK in any way to solicit unapproved or unPEC-coded products to these customers. LUCENT will provide this general information on a quarterly basis and should contain both domestic as well as international information. Use of this information by SPANLINK shall be done so in accordance with the rules listed in Article 29 of the "Software Acceptance and Distribution Agreement" between LUCENT and SPANLINK.

ARTICLE 3 - QUARTERLY BUSINESS REVIEWS

LUCENT and SPANLINK will conduct quarterly business reviews to discuss sales, product development, feedback from existing users and strategies and plans for future marketing and sales as well as other matters relating to this Agreement and the PRODUCT.

ARTICLE 4 - MARKET RESEARCH

LUCENT will distribute product surveys, written by SPANLINK, to LUCENT's existing customer base two (2) times per year to assist SPANLINK in conducting market research on the Customer Assist Care Center product. This research will assist LUCENT and SPANLINK in determining future needs, requirements and new features for the Customer Assist Care Center product.

ARTICLE 5 - SALES GENERATION PROGRAMS AND TOOLS

A. LUCENT will conduct two (2) market stimulation programs per year to sell new Customer Assist Care Center packages or port upgrades.

B. LUCENT will provide a list every six (6) months showing the trade shows that they will be attending so SPANLINK can prepare for potential involvement either remotely or in person.

C. SPANLINK will create and LUCENT distribute to all of its sales branches and account executives a quarterly and/or monthly electronic newsletter about Customer Assist Care Center.

D. SPANLINK will provide multimedia presentations for sales and trade show purposes about Customer Assist Care Center.

E. SPANLINK's dial-in Customer Assist Care Center demo will be provided to LUCENT for sales and trade show purposes.

F. LUCENT will not alter or delete any SPANLINK copyright notice appearing on the container or on labels of or in any sales tool provided to LUCENT by SPANLINK.

G. Use of SPANLINK's Tradename in Sales Generation Programs or in Sales Tools shall be done in consideration of requirements listed in Article 20 of the "Software Acceptance and Distribution Agreement" between LUCENT and SPANLINK.


ARTICLE 6 - FUTURE PEC-CODED ENHANCEMENT PRODUCT

LUCENT intends to all additional PEC-coded products from SPANLINK to enhance the Customer Assist Care Center product. The contents of said product could contain enhancements

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to the different product modules such as the Platform Management Module,
Callback Messaging, or Custom Call Routing or any potential new utilities to the product such as clock synchronization tools, or Windows 95 interfaces.

ARTICLE 7 - FUTURE PEC-CODED PRODUCTS

LUCENT agrees to give SPANLINK the opportunity to compete for developer rights to future PEC-coded products within LUCENT such as using our FastPoint Dealer Locator product within the LUCENT Enterprise Assist family, or using our PhoneFax product within the LUCENT Customer Assist family, or using our WebCall product within the Customer Assist family, or using Customer Assist Care Center for the Merlin Legend call centre, etc. This Article does not guarantee that SPANLINK's products will be accepted and PEC-coded by LUCENT. Instead, this Article only guarantee's that SPANLINK will have the opportunity to showcase, display, and present our products to LUCENT when they are considering a new PEC-coded product.

ARTICLE 8 - TERM, TERMINATION AND DEFAULT

A. The term of this Agreement shall be in effect as long as the "Software Acceptance and Distribution Agreement" between LUCENT and SPANLINK is still active, valid and legally binding. If the "Software Acceptance and Distribution Agreement" between LUCENT and SPANLINK is terminated earlier than the scheduled term in that contract, then this Agreement will also be considered terminated. If the "Software Acceptance and Distribution Agreement" between LUCENT and SPANLINK is extended for any period, then this Agreement will also be considered extended.

B. Upon expiration or termination of this Agreement for any reason, each party shall return and make no further use of property, materials and other items (and all copies thereof) belonging to the other party and relating to this Agreement, unless otherwise mutually agreed to.

C. Disputes arising from this Agreement shall be handled in the same manner as described in Article 26 in the "Software Acceptance and Distribution Agreement" between LUCENT and SPANLINK.

ARTICLE 9 - ENTIRE AGREEMENT

This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except by a writing signed by LUCENT and SPANLINK. Additional or different terms inserted in this Agreement by SPANLINK or LUCENT, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by LUCENT or SPANLINK in writing. The provisions of this Agreement supersede all prior oral and written communications, agreements and understandings of the parties with respect to the subject matter of this agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement. All signed copies of this Agreement shall be deemed originals.

SPANLINK COMMUNICATIONS, INC.               LUCENT TECHNOLOGIES, INC.



By: /s/ Patrick P. Irestone                 By /s/ Steven Feldman


Name (Print): Patrick P. Irestone           Name (Print): Steven Feldman


Title: President and COO                    Title: Call Center Offer Manager


Date: 12/31/96                              Date: 12/23/96